  Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE ANNOUNCES STRATEGIC PARTNERSHIP WITH PREMIER SHOCKWAVE;
DERMAPACE ENTERS VA, INDIAN HEALTH SERVICES, AND MILITARY BASE MARKET;
REVENUES EXPECTED TO OCCUR IMMEDIATELY

SUWANEE, GA, FEBRUARY 13, 2018 - SANUWAVE Health, Inc. (OTCQB: SNWV) is pleased to announce a partnership agreement has been reached with Premier Shockwave Wound Care, Inc. and Premier Shockwave, Inc. (collectively “Premier”). The agreement will cover the Veteran’s Administration (VA), Indian Health Service (IHS) and Tribally operated healthcare services, and US Military facilities/bases (MTFs). Per the agreement, Premier will purchase an undisclosed number of dermaPACE units to service these end markets and SANUWAVE will receive revenue from the sale of the equipment and a per procedure fee from Premier. The contract includes a minimum purchase of 100 units over 3 years and is expected to provide a high margin, recurring revenue as Premier rolls out its services. This agreement allows SANUWAVE to enter the market immediately thereby accelerating revenue growth by years.

The targeted market for this strategic partnership is a large market. The population of the VA and IHS markets combined is roughly 24 million people with 4 million having complications from diabetes. These constituents are served through health care systems which are made up of: 170 VA hospitals, 1,063 outpatient sites, 45 IHS/Tribal hospitals, 343 health centers, 111 health stations, and 163 village clinics in Alaska for a total of 2,295 locations. Premier plans to roll the device placements out to the top locations in 2018, with an accelerated ramp up through 2020.

“We are extremely pleased to announce our partnership with Premier. They bring to the table an understanding of both shock wave technology and government contracting. This agreement allows us to enter an underserved market immediately and begin rapidly introducing dermaPACE System into the US market as a whole,” said Kevin A. Richardson II, Chief Executive Officer of SANUWAVE. “Our growth plan is to develop channel partners, like this one, put in place proper financing to fund product placement, and to work with Key Opinion Leaders to have the clinical support needed to further penetrate all US wound markets while having a strong reimbursement platform in place. This is one more step in executing our plan for success at SANUWAVE. The goal is to increase market segment by continuing to make healthcare professionals and clinicians aware of this technology as an option in their treatment arsenal.”

COL (ret) Patrick Sesto, DPM, Medical Advisor to SANUWAVE said, “dermaPACE will revolutionize the treatment of diabetic foot ulcers. This is the first time a treatment modality has dramatically reduced the time to wound closure and decreased costs to the payer. The dermaPACE treatment application is straight-forward enough that the physician can have their wound care nurse or technician provide the treatment, freeing the physician to see other patients. The promotion of circulation on a micro-vascular level coupled with the releasing of essential growth factors lays down a foundation for the wound to heal. In my 33-years of practice both civilian and military, I have never seen such remarkable progress with these types of ulcers. It will decrease dramatically the morbidity that leads to amputation and thereby afford the patient a higher quality of life.”

“We are proud to be able to serve the Indian Health Services and the Veterans Administration and ensure that both Native American Indians and Alaska Natives, as well as our country’s Veterans receive the latest and most advanced technology available to treat and cure diabetic foot ulcers,” said A. Michael Stolarski, President and CEO of Premier Shockwave, Inc., the Manager Partner. “The IHS and VA patient demographics are quite similar in that about 16-17% of this population suffers from diabetes mellitus (DM), and 3-4% of those with DM develop one or more diabetic foot ulcers (DFUs) each year. In addition, the amputation rate of these individuals is typically higher than the national average.”

Jim Clare, COO of Premier Shockwave added, “Premier Shockwave is looking forward to working with the IHS Special Diabetes Program for Indians (SDPI) and the VA’s Prevention of Amputations in Veterans Everywhere (PAVE) program.” Mr. Clare added, “As the FDA study shows, the dermaPACE will materially reduce the incidence of amputation and speed wound healing in the majority of patients receiving treatment. The treatment can be conveniently performed when the patient is receiving weekly wound dressing changes. We believe the dermaPACE will prove to be significantly more cost effective than other treatments for chronic diabetic foot ulcers.”

David Anderson, Executive Vice President of Premier Shockwave Wound Care, Inc. adds, “Treating chronic diabetic foot ulcers usually requires a multi-pronged attack. The use of the dermaPACE System will enable the IHS to treat more patients in-house, decrease the number of amputations, and increase quality of life for those DFU patients. The late John Ferris, MD, and Chief Medical Officer for the Oklahoma City area Indian Health Service once told me, ‘we (IHS) are paying between $17,000 to $22,000 per patient to outsource DFUs.’ The dermaPACE is a game changer and should save the IHS many millions of dollars.”

Mr. Stolarski added, “We have filed paperwork with the VA to get on the Government Services Administration (GSA) Schedule, which should be completed within the next 4-6 months; however, in the meantime, we are confident in our ability to place devices and receive payment for dermaPACE services at IHS, VA and MTFs.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is US FDA cleared for the treatment of Diabetic Foot Ulcers. The device is also CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, South Korea, Australia and New Zealand. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

About Premier Shockwave, Inc. and Premier Shockwave Wound Care, Inc.

Premier Shockwave, Inc. is the leading shockwave company for podiatric and orthopedic applications in the United States and currently serves over 30 VA Hospitals and Military Treatment Facilities in the continental United States and Alaska. Premier Shockwave, Inc. will manage the dermaPACE business for Premier Shockwave Wound Care, Inc.

Mr. Stolarski founded Premier Shockwave, Inc. in October 2008 and has since served as its President and CEO. Mr. Stolarski is also the President & CEO of Premier Shockwave Wound Care, Inc. He has 25-years of healthcare experience with the last 20-years in the shockwave industry in various C-Level positions. Mr. Stolarski also serves on the Board of Directors of SANUWAVE Health, Inc.

Jim Clare has been the COO of Premier Shockwave, Inc. since its inception; he was previously the National Sales Director of SANUWAVE’s OssaTron division beginning in 2005. Jim has added great depth to our mission to serve the military, having been a member of the armed forces from 1980 – 1986.

David Anderson founded and was the COO of Emerging Medical Technologies, LLC, a shockwave company specializing in the treatment of patients with plantar fasciitis in the Oklahoma Indian Health Services market.

Messrs. Anderson and Stolarski are the founders and owners of Premier Shockwave Wound Care, Inc.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.

Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com